EXHIBIT 21
                                                               Page 1 of 3

                    LIST OF SUBSIDIARIES OF INGERSOLL-RAND COMPANY

             The following list represents the principal subsidiaries of the company all of which (except as otherwise indicated) are deemed to be 100% owned, directly or indirectly, and whose financial statements are included in the consolidated statements. The subsidiaries of Ingersoll-Dresser Pump Company (IDP), a general partnership owned 51% by the company, are deemed to be 100% owned by IDP directly or indirectly. The names of particular subsidiaries omitted, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

          SUBSIDIARIES OF INGERSOLL-RAND COMPANY

          California Pellet Mill Company                      California
            CPM/Europe BV                                     Netherlands
            CPM/Europe Limited (Ireland)                      Ireland
            CPM/Europe S.A.                                   France
            CPM/Pacific (Private) Limited                     Singapore
              California Pellet Mill Europe Limited           England
          Ingersoll-Rand China Limited                        Delaware
          Ingersoll-Rand International, Inc.                  Delaware
          Ingersoll-Rand International Sales Inc.             Delaware
          Ingersoll-Rand International Holding Corporation    New Jersey
            Ingersoll-Rand S.A.                               Switzerland
            Woodcliff Insurance, Ltd.                         Bermuda
          Ingersoll-Rand Worldwide, Inc.                      Delaware
          Northern Research & Engineering Company             Massachusetts
          Schlage Lock Company                                California
            Von Duprin, Inc.                                  Indiana
            Schlage de Mexico S.A. de C.V.                    Mexico
          Silver Engineering Works, Inc.                      Colorado
          The Aro Corporation                                 Delaware
          The Torrington Company                              Delaware
            Kilian Manufacturing Corporation                  Delaware
            Torrington Holdings, Inc.                         Delaware
            Torrington France, S.A.R.L.                       France
            Industrias del Rodamiento S.A.                    Spain
              Ingersoll-Rand Iberica, S.L.                    Spain
          Ingersoll-Rand (Australia) Ltd.                     Australia
            Ingersoll-Rand S.E. Asia (Private), Limited       Singapore
          Ingersoll-Rand Benelux                              Belgium
            N.V. Aro S.A.                                     Belgium
          Ingersoll-Rand Canada, Inc.                         Canada
            Torrington, Inc.                                  Canada
              Torrington Industria e Comercio Ltda.           Brazil
            Ingersoll-Rand World Trade Ltd.                   Bermuda


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                                                              EXHIBIT 21
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            Ingersoll-Rand (Barbados) Corporation             Barbados
            Torrington Beteiligungs GmbH                      Germany
              Torrington GmbH                                 Germany
              Torrington Nadellager GmbH                      Germany
          Compagnie Ingersoll-Rand                            France
            Ingersoll-Rand Equipements de Production S.A.     France
            Ingersoll-Rand Equipements de Construction        France
              Etablissements Montabert S.A.                   France
            S.A. Charles Maire                                France
          Ingersoll-Rand GesmbH (Austria)                     Austria
            IMPCO-Voest-Alpine Pulping Technologies
              A.G.(75% owned by the company)                  Austria
          Ingersoll-Rand Sales Company Limited                Delaware
            Ingersoll-Rand Holdings Limited                   England
              Ingersoll-Rand Company Limited                  England
              Ingersoll-Rand Company South Africa
                (Proprietary) Ltd.                            South Africa
              The Torrington Company Limited                  England
              The Aro Corporation (U.K.) Limited              England
          Ingersoll-Rand Beteiligungs GmbH                    Germany
            ABG Allgemeine Baumaschinen-Gesellschaft mbH      Germany
            ABG Verwaltungs GmbH                              Germany
              ABG Werke GmbH                                  Germany
            Ingersoll-Rand GmbH                               Germany
            Ingersoll-Rand Beteiligungs und
              Grundstucks Verwaltungs GmbH                    Germany
              CPM Europe (Wesel) GmbH                         Germany
          Ingersoll-Rand (India) Ltd. (74% owned by
            the company)                                      India
          Ingersoll-Rand Italiana S.p.A.                      Italy
          Ingersoll-Rand Japan Ltd.                           Japan
          Tokyo Ryuki Seizo Kabushiki Kaisha                  Japan
          Ingersoll-Rand Philippines, Inc.                    Philippines
          Ingersoll-Rand AB                                   Sweden
          Ingersoll-Rand Services & Engineering Company       Switzerland
            Ingersoll-Rand Acceptance Company, S.A.           Switzerland
            Ingersoll-Rand Investment Company, S.A.           Switzerland
              G. Klemm Bohrtechnik GmbH                       Germany
              Ingersoll-Rand Best Matic AB                    Sweden
          Ingersoll-Rand S.A. de C.V.                         Mexico

          SUBSIDIARIES OF INGERSOLL-DRESSER PUMP COMPANY

          Worthington Argentina S.A.I.C.                      Argentina
          Ingersoll-Dresser Pumps (Australia) Pty. Limited    Australia
          Worthington GmbH                                    Austria
          Worthington Industria e Comercio Ltda.              Brazil


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                                                              EXHIBIT 21
                                                              Page 3 of 3

          Ingersoll-Dresser Pump Canada Inc.                  Canada
          Ingersoll-Dresser Pumps de Colombia S.A.            Colombia
          Worthington Centroamericana Ltda.                   Costa Rica
          Ingersoll-Dresser Pompes                            France
            IDP Pleuger                                       France
            IDP International                                 France
          Deutsche Ingersoll-Dresser Pumpen GmbH              Germany
            Ingersoll-Dresser Pumpen GmbH                     Germany
            Pleuger Worthington GmbH                          Germany
          Ingersoll-Dresser Pumps S.p.A.                      Italy
            Worthington S.p.A.                                Italy
          Ingersoll-Dresser Pump (Asia) Pte. Ltd.             Singapore
          Ingersoll-Dresser Pump S.A.                         Switzerland
            Ingersoll-Dresser Pump Services Sarl              Switzerland
          ID Pump AG                                          Switzerland
            Ingersoll-Dresser Pump Nederland B.V.             Netherlands
          Ingersoll-Dresser Pumps (UK) Limited                England
            Ingersoll-Dresser Pumps Newark Limited            England
          Bombas Ingersoll-Dresser de Venezuela, C.A.
            (51% owned by IDP)                                Venezuela
          IDP Alternate Energy Company                        Delaware
            Mascoma Hydro Corporation                         New Hampshire
            Pump Investments, Inc.                            Delaware
            Energy Hydro Inc.                                 Delaware
              Compania Ingersoll-Dresser Pump, S.A.           Spain
























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